Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 218 to Registration Statement No. 033-72424 on Form N-1A of our reports dated June 26, 2018, relating to the financial statements and financial highlights of Aspen Managed Futures Strategy Fund, Aspen Portfolio Strategy Fund, The Disciplined Growth Investors Fund, Emerald Banking and Finance Fund, Emerald Growth Fund, Emerald Insights Fund, Emerald Small Cap Value Fund, Grandeur Peak Global Opportunities Fund, Grandeur Peak International Opportunities Fund, Grandeur Peak Global Reach Fund, Grandeur Peak Emerging Markets Opportunities Fund, Grandeur Peak Global Micro Cap Fund, Grandeur Peak Global Stalwarts Fund, Grandeur Peak International Stalwarts Fund, Highland Resolute Fund, Seafarer Overseas Growth and Income Fund, Seafarer Overseas Value Fund, Vulcan Value Partners Fund, Vulcan Value Partners Small Cap Fund, Rondure Overseas Fund, and Rondure New World Fund, each a series of Financial Investors Trust (the “Funds”), appearing in the Annual Reports on Form N-CSR of the Funds for the year ended April 30, 2018 and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/Deloitte & Touche LLP

Denver, Colorado

August 28, 2018